Exhibit 99.1 news release

Ovintiv Reports Second Quarter 2026 Financial and Operating Results

Increasing Share Buybacks; Full Year Production Guidance Raised; Capital Guidance Unchanged

Highlights:

•
Generated second quarter cash from operating activities of $1.6 billion, Non-GAAP Cash Flow of approximately $1.3 billion and Non-GAAP Free Cash Flow of $682 million after capital expenditures of $574 million
•
Produced average second quarter volumes of 615 thousand barrels of oil equivalent per day (“MBOE/d”), including oil and condensate volumes of 206 thousand barrels per day (“Mbbls/d”), above the high end of company guidance, along with 82 Mbbls/d of other NGLs (C2 to C4) and 1,959 million cubic feet per day (“MMcf/d”) of natural gas
•
Closed the sale of the Company’s Anadarko assets for total cash proceeds of approximately $2.82 billion after preliminary closing adjustments and transaction costs
•
Net Debt of $2.995 billion as of June 30, 2026, Net Debt to Adjusted EBITDA of 0.6x
•
Returned approximately 63% of second quarter Non-GAAP Free Cash Flow to shareholders via share repurchases of approximately $345 million (6.1 million shares) and dividend payments of $84 million
•
Full year 2026 shareholder returns expected to exceed 60% of Non-GAAP Free Cash Flow, up from 45% year-to-date
•
Revised full year 2026 guidance to reflect higher expected oil and condensate production for the same capital investment; representing 4% production per share growth

DENVER, July 23, 2026 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its second quarter 2026 financial and operating results. The Company plans to hold a conference call and webcast at 9:00 a.m. MT (11:00 a.m. ET) on July 24, 2026. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“Our second quarter results continued to demonstrate industry-leading performance across the board driven by our stacked innovation approach,” said Ovintiv President and CEO, Brendan McCracken. “Our company is positioned with a deep inventory of superior-return drilling locations, a fortified balance sheet, and leading edge well costs and oil productivity performance. The outcomes of our strategic execution are reflected in our results. Halfway through the year, we've generated more than $1.3 billion of Free Cash Flow, organically replaced our full-year 2026 drilling locations in both the Permian and the Montney, and are set to grow oil production per share by 4% with no increase to activity or capital expenditure."

Second Quarter 2026 Financial and Operating Results

•
Reported second quarter net earnings of $456 million, or $1.62 per share diluted, which included a loss on the divestiture of the Company’s Anadarko assets of $337 million, before tax
•
Recognized a net gain on risk management in revenues of $122 million, before tax
•
Generated cash from operating activities of $1.6 billion and Non-GAAP Cash Flow of approximately $1.3 billion
•
Second quarter average total production volumes were approximately 615 MBOE/d, including 206 Mbbls/d of oil and condensate, 82 Mbbls/d of other NGLs (C2 to C4) and 1,959 MMcf/d of natural gas

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•
Second quarter capital investment of $574 million was at the midpoint of the guidance range of $550 million to $600 million
•
Reported second quarter upstream operating expense of $3.25 per BOE, upstream transportation and processing costs of $9.47 per BOE, production, mineral and other taxes of $1.43 per BOE, or 3.5% of upstream product revenue
•
Excluding the impact of hedges, second quarter average realized price for oil and condensate was $97.50 per barrel (105% of WTI), $21.67 per barrel for other NGLs, and $1.71 per Mcf (59% of NYMEX) for natural gas, resulting in a total average realized price of $41.00 per BOE
•
Including the impact of hedges, second quarter average realized price for oil and condensate was $91.22 per barrel (98% of WTI), $21.67 per barrel for other NGLs, and $1.99 per Mcf (69% of NYMEX) for natural gas, resulting in a total average realized price of $39.79 per BOE

2026 Guidance

The Company issued its third quarter 2026 guidance and revised its full year guidance. Full year production volumes are expected to average 630 MBOE/d to 645 MBOE/d, driven by increases in oil and condensate and NGL volumes. Full year expected capital investment is unchanged at $2.25 billion to $2.35 billion.

2026 Guidance	3Q 2026	Full Year 2026
Total Production (MBOE/d)	615 – 640	630 – 645
Oil & Condensate (Mbbls/d)	205 – 210	210 – 212
NGLs (C2 to C4) (Mbbls/d)	75 – 80	83 – 85
Natural Gas (MMcf/d)	2,000 – 2,100	2,025 – 2,075
Capital Investment ($ Millions)	$550 – $600	$2,250 – $2,350

Shareholder Returns

Ovintiv’s shareholder return framework commits to returning 50% to 100% of annual Non-GAAP Free Cash Flow to shareholders via the combination of base dividend payments and share buybacks.

Second quarter shareholder returns totaled approximately $429 million, or approximately 63% of Non-GAAP Free Cash Flow, consisting of share buybacks of approximately $345 million, or approximately 6.1 million shares of common stock, and base dividend payments of approximately $84 million.

As of June 30, 2026, year-to-date shareholder returns totaled approximately $598 million, or approximately 45% of Non-GAAP Free Cash Flow, consisting of share buybacks of approximately $429 million, or approximately 7.6 million shares of common stock, and base dividend payments of approximately $169 million. Ovintiv expects full year 2026 shareholder returns to total more than 60% of Non-GAAP Free Cash Flow.

Continued Balance Sheet Focus

As of June 30, 2026, Ovintiv’s Net Debt was $2.995 billion and Net Debt to Adjusted EBITDA was approximately 0.6 times. The Company had approximately $4.4 billion in total liquidity, which included available credit

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facilities of $3.5 billion, available uncommitted demand lines of $159 million, and cash and cash equivalents of $700 million.

Ovintiv redeemed its $700 million, 5.65% senior notes due May 15, 2028, on April 20, 2026. Annualized interest savings from the note redemption are expected to total approximately $40 million.

Dividend Declared

On July 23, 2026, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on September 29, 2026, to shareholders of record as of September 15, 2026.

Asset Highlights

Permian

Permian production averaged 231 MBOE/d (78% liquids) in the second quarter with 38 net wells turned in line (“TIL”). Full year 2026 capital investment is expected to total approximately $1.325 billion to $1.375 billion in the play to run approximately 5 rigs and bring on an expected 125 to 135 net wells. For the second half of the year, oil and condensate production is expected to average approximately 125 Mbbls/d and natural gas production is expected to average 280 to 305 MMcf/d.

Montney

Montney production averaged 374 MBOE/d (27% liquids) in the second quarter with 40 net wells TIL. Full year 2026 capital investment is expected to total approximately $875 million to $925 million in the play to run approximately 6 rigs and bring on an expected 130 to 140 net wells. For the second half of the year, oil and condensate production is expected to average 80 to 85 Mbbls/d and natural gas production is expected to average 1.7 to 1.8 Bcf/d.

For additional information, please refer to the Second Quarter 2026 Results Presentation available on Ovintiv's website, www.ovintiv.com under Presentations and Events – Ovintiv. Supplemental Information, and Non-GAAP Definitions and Reconciliations, are available on Ovintiv's website under Financial Document Library – Ovintiv.

Conference Call Information

A conference call and webcast to discuss the Company’s second quarter 2026 results will be held at 9:00 a.m. MT (11:00 a.m. ET) on July 24, 2026.

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/4jChG1W to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-510-2154 (toll-free in North America) or 437-900-0527 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended June 30)	2Q 2026	2Q 2025
Capital Expenditures (1) ($ millions)	574	521
Oil (Mbbls/d)	123.0	142.0
NGLs – Plant Condensate (Mbbls/d)	82.8	69.2
Oil & Plant Condensate (Mbbls/d)	205.8	211.2
NGLs – Other (Mbbls/d)	82.4	95.5
Total Liquids (Mbbls/d)	288.2	306.7
Natural gas (MMcf/d)	1,959	1,851
Total production (MBOE/d)	614.6	615.3

1) Including capitalized directly attributable internal costs.

Second Quarter Financial Summary

(for the period ended June 30) ($ millions)	2Q 2026	2Q 2025
Cash From (Used In) Operating Activities Deduct (Add Back): Net change in other assets and liabilities Net change in non-cash working capital	1,632 (4) 380	1,013 (11) 111
Non-GAAP Cash Flow (1)	1,256	913

Non-GAAP Cash Flow (1)	1,256	913
Less: Capital Expenditures (2)	574	521
Non-GAAP Free Cash Flow (1)	682	392

Net Earnings (Loss) Before Income Tax Before-tax (Addition) Deduction: Unrealized gain (loss) on risk management Non-operating foreign exchange gain (loss) Gain (loss) on divestitures, net	539 190 (31) (337)	399 54 (3) -
Adjusted Earnings (Loss) Before Income Tax Income tax expense (recovery)	717 226	348 83
Non-GAAP Adjusted Earnings (1)	491	265

1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

2) Including capitalized directly attributable internal costs.

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Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended June 30)	2Q 2026	2Q 2025
Liquids ($/bbl)
WTI	92.79	63.74
Realized Liquids Prices
Oil	91.53	65.23
NGLs – Plant Condensate	90.74	60.79
Oil & Plant Condensate	91.22	63.77
NGLs – Other	21.67	18.28
Total NGLs	56.29	36.14

Natural Gas
NYMEX ($/MMBtu)	2.90	3.44
Realized Natural Gas Price ($/Mcf)	1.99	2.38

Cost Summary

(for the period ended June 30) ($/BOE)	2Q 2026	2Q 2025
Production, mineral and other taxes	1.43	1.31
Upstream transportation and processing	9.47	7.62
Upstream operating	3.25	3.84
Administrative, excluding long-term incentive, restructuring, transaction and legal costs	1.28	1.19

Debt to EBITDA (1)

($ millions, except as indicated)	June 30, 2026	December 31, 2025
Long-Term Debt, including Current Portion	3,695	5,202

Net Earnings (Loss)	920	1,242
Add back (Deduct):
Depreciation, depletion and amortization	2,158	2,179
Interest	388	376
Income tax expense (recovery)	(644)	(472)
EBITDA	2,822	3,325
Debt to EBITDA (times)	1.3	1.6

1) Debt to EBITDA is a non-GAAP measure as defined in Note 1.

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Debt to Adjusted EBITDA (1)

($ millions, except as indicated)	June 30, 2026	December 31, 2025
Long-Term Debt, including Current Portion	3,695	5,202

Net Earnings (Loss)	920	1,242
Add back (Deduct):
Depreciation, depletion and amortization Impairments	2,158 1,675	2,179 920
Accretion of asset retirement obligation	28	28
Interest	388	376
Unrealized (gains) losses on risk management	(135)	(6)
Foreign exchange (gain) loss, net (Gain) loss on divestitures, net	20 337	31 -
Other (gains) losses, net	(72)	(46)
Income tax expense (recovery)	(644)	(472)
Adjusted EBITDA	4,675	4,252
Debt to Adjusted EBITDA (times)	0.8	1.2

1) Debt to Adjusted EBITDA is a non-GAAP measure as defined in Note 1.

Net Debt to Adjusted EBITDA (1)

($ millions, except as indicated)	June 30, 2026	December 31, 2025
Long-Term Debt, including Current Portion	3,695	5,202
Less:
Cash and cash equivalents	700	35
Net Debt	2,995	5,167
Adjusted EBITDA	4,675	4,252
Net Debt to Adjusted EBITDA (times)	0.6	1.2

1) Net Debt to Adjusted EBITDA is a non-GAAP measure as defined in Note 1.

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Hedge Details(1) as of June 30, 2026

Oil and Condensate Hedges ($/bbl)	3Q 2026	4Q 2026	1Q 2027	2Q 2027	3Q 2027	4Q 2027
WTI Fixed Price Swaps	4 Mbbls/d $61.67	4 Mbbls/d $61.93	0 -	0 -	0 -	0 -
WTI 3-Way Options Call Strike Put Strike Sold Put Strike	51 Mbbls/d $70.87 $59.26 $50.08	41 Mbbls/d $70.21 $57.22 $50.10	40 Mbbls/d $85.56 $59.34 $50.00	10 Mbbls/d $112.53 $60.00 $50.00	0 - - -	0 - - -
WTI Collars Call Strike Put Strike	1 Mbbls/d $67.79 $56.32	1 Mbbls/d $67.79 $56.32	0 - -	0 - -	0 - -	0 - -

Natural Gas Hedges ($/Mcf)	3Q 2026	4Q 2026	1Q 2027	2Q 2027	3Q 2027	4Q 2027
NYMEX Fixed Price Swaps	20 MMcf/d $4.07	20 MMcf/d $4.07	0 -	0 -	0 -	0 -
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	450 MMcf/d $5.92 $3.33 $2.58	450 MMcf/d $5.92 $3.33 $2.58	300 MMcf/d $5.04 $3.50 $2.50	200 MMcf/d $4.49 $3.50 $2.50	200 MMcf/d $4.49 $3.50 $2.50	200 MMcf/d $4.49 $3.50 $2.50
NYMEX Collars Call Strike Put Strike	95 MMcf/d $5.27 $3.75	95 MMcf/d $5.27 $3.75	15 MMcf/d $4.72 $3.50	15 MMcf/d $4.72 $3.50	15 MMcf/d $4.72 $3.50	15 MMcf/d $4.72 $3.50
AECO Nominal Basis Swaps	338 MMcf/d ($1.25)	338 MMcf/d ($1.25)	260 MMcf/d ($1.17)	260 MMcf/d ($1.17)	260 MMcf/d ($1.17)	260 MMcf/d ($1.17)
AECO Fixed Price Swaps	152 MMcf/d $2.26	118 MMcf/d $2.30	100 MMcf/d $2.00	219 MMcf/d $1.78	219 MMcf/d $1.78	106 MMcf/d $2.00
AECO Collars Call Strike Put Strike	10 MMcf/d $2.15 $1.69	3 MMcf/d $2.15 $1.69	0 - -	0 - -	13 MMcf/d $2.36 $1.76	20 MMcf/d $2.36 $1.76
Waha Nominal Basis Swaps	0 -	50 MMcf/d ($1.98)	50 MMcf/d ($1.19)	0 -	0 -	0 -
Waha Fixed Price Swaps	50 MMcf/d $0.74	50 MMcf/d $1.77	0 -	0 -	0 -	0 -
NuVista Cash Flow Deduction ($MM)(2)	$34	$24	$16	$8	$12	$10

1) Ovintiv also manages other key market basis differential risks for gas, oil and condensate.

2) NuVista’s financial hedge position at close of the acquisition was valued at ~$199 MM. Those gains are booked as assets and realized into cash over time as they are settled but are not included in Non-GAAP Cash Flow.

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedarplus.ca as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•
Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
•
Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.
•
Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, valuation allowances and the effect of non-recurring discrete transactions are excluded in the calculation of income taxes.
•
Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents.

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•
Adjusted EBITDA, Debt to EBITDA, Debt to Adjusted EBITDA (Leverage Target/Ratio) and Net Debt to Adjusted EBITDA are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is calculated as Net Debt, divided by Adjusted EBITDA. Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA are non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including the third quarter and fiscal year 2026 guidance and expected free cash flow, the presence of recoverability of estimated reserves, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding share buybacks and debt reduction, and timing and expectations regarding capital efficiencies and well completion and performance, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from war and changes to the geopolitical environment, including tariffs between the United States and Canada; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

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Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly, revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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